Exhibit 3.1.2

0204·

BARBARA K. CEGAVSKE
S1cretary of State
202 North Ca11ton&treet
Carson City, Nevada 89701-4201
(775)68W708
Website: www.nvaas.gov

Filed in the office of	Document Number
K .	20160560364-03
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 12/23/2016 8:11 AM
	Entity Number: E0096752007-4

Certificate of Amendment

(PURSUANT TO NRS7S.385 AND 78.390)

USE BLACK INK ONLY-DO NOT tlGHUGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit ColJlorations

(Pursuant to NRS 78.385 and 78.390 • After Issuance of Sto k)

1. Name of corporation:
-ENVISIONSOLAR INTERNATIONAL, INC.

2. The articles have been amended as follows: (provide article numbers, if avadabla)
ARTICLE 3: AIITflORIZED STOCK:

THE TOTAL NUMBER OF VOTING COMMON STOCK AUTHORIZED THAT MAY BE ISSUED BY THE CORPORATION IS FOUIIHUNDRED NINETY MILLION (490,000,000) SHARES WITH A PAR VALUE OF$.001 PER SHARE, AND TIIB TOTAL NUMBER OF PREFERRED STOCK AUTHORIZED THAT MAY BE ISSUED BY THE CORPORATION IS TEN MILLION (10,000,000) SHARES WITH A PAR VALUE OF$.001 PER SHARE.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: MAJORITY

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada SaMlalf DfSatlAnlbld Plolil-Abr
Revlsed: I + I